UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 10, 2016
Date of Report (Date of earliest event reported)

Ecology and Environment, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number 1-9065

New York	16-0971022
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

368 Pleasant View Drive Lancaster, New York	14086
(Address of principal executive offices)	(Zip code)

(716) 684-8060
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 245 under the Securities Act (17 CFT 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFT 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFT 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFT 240.13e-4c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain officers.

Ecology and Environment, Inc. (the "Company") today announced that, so as to maintain continuity within its Board of Directors, the tenure of Frank B. Silvestro as Chairman of the Board of Directors will be extended to the date of the Company’s Annual Meeting of Shareholders to be held on April 20, 2017.  Mr. Silvestro had previously informed the Company’s Board of Directors that he would retire from his position as Chairman of the Board of Directors, effective January 1, 2017.

Mr. Silvestro will retire from his position as Executive Vice President effective January 1, 2017 as previously announced.  Mr. Silvestro is a co-founder of the Company and has been an Executive Vice President since 1986.  He has served as Chairman of the Company’s Board of Directors since August 2013.  After his retirement, Mr. Silvestro intends to continue to serve as a Director on the Company’s Board of Directors and as a contracted advisor to the Company for three years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ECOLOGY AND ENVIRONMENT, INC.

By	/s/ Ronald L. Frank
Ronald L. Frank
Executive Vice President and Secretary

Dated:  November 15, 2016